Tampa Electric Company Letterhead



                                                       FOR IMMEDIATE RELEASE
Contact:    Mike Mahoney
            Office: (813) 228-4271
            Internet: http://www.TECO.net
            Home: (813) 991-6229


TAMPA ELECTRIC S POLK AGREEMENT RECEIVES FLORIDA PUBLIC SERVICE COMMISSION APPROVAL

      Tampa, October 9, 1996 -- Tampa Electric announced today that the

Florida Public Service Commission voted unanimously to approve the agreement among Tampa Electric Company, the Florida Office Of Public Counsel and the

Florida Industrial Power Users Group.

      The agreement, announced on Sept. 25, resolves all pending regulatory issues associated with the company s new Polk Power Station.  It provides for full recovery of all of the expected capital costs and all operation and maintenance expenses associated with the Polk Power Station.

      The agreement extends through 1999 the base rate freeze currently in effect.  Its revenue sharing arrangements provide the company an opportunity to earn up to a 12.75 percent return on equity and assures customers additional reductions to their bills.

      Tampa Electric is a regulated public utility with over one-half-million customers in a 2,000 square mile service area that includes nearly all of

Hillsborough County and parts of Polk, Pasco and Pinellas counties.  Tampa

Electric is the principal subsidiary of TECO Energy, Inc. a diversified,

energy-related holding company also based in Tampa.


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